Exhibit 99.1

Community Bankers Trust Corporation Reports Results for the Fourth Quarter and Year 2019

Net income was $4.0 million for the fourth quarter and $15.7 million for the year 2019.

Conference Call on Friday, January 24, 2020, at 10:00 a.m. Eastern Time

Richmond, VA, January 24, 2020 - Community Bankers Trust Corporation (the “Company”) (NASDAQ: ESXB), the holding company for Essex Bank (the “Bank”), today reported results for the fourth quarter and year ended December 31, 2019.

Income Statement- Three Months ended December 31, 2019 compared with Three Months ended September 30, 2019

•	Net income of $4.0 million for the fourth quarter of 2019 compares with third quarter 2019 net income of $4.6 million.
•	Third quarter net income exceeded fourth quarter net income by $568,000 as the third quarter was boosted by a $1.1 million payoff of a purchased credit impaired (“PCI”) loan with no carrying value.
•	Loans grew $23.8 million, or 2.3%, during the fourth quarter of 2019, fueling interest income.
•	Low cost NOW accounts grew $22.9 million, or 15.5%, during the fourth quarter of 2019.
•	There was a provision for loan losses of $200,000 recognized in the fourth quarter of 2019 as a result of robust loan growth.
•	Interest on deposits declined $183,000, or 4.9%, on a linked quarter basis.
•	Noninterest expenses declined $562,000, or 6.1%, on a linked quarter basis.
•	Net interest margin was 3.74% in the fourth quarter of 2019 and reflected a reduction in the cost of interest bearing liabilities from 1.49% in the third quarter to 1.43% in the fourth quarter of 2019.
•	Return on average assets, annualized, was 1.14% and return on average equity, annualized, was 10.42% in the fourth quarter.

Income Statement- Year ended December 31, 2019 compared with Year ended December 31, 2018

•	Net income of $15.7 million for the year 2019 is an increase of $2.0 million, or 14.7%.
•	Interest and dividend income of $65.4 million is an increase of $6.2 million, or 10.5%.
•	Interest and fees on loans increased $5.3 million, or 11.4%.
•	Net interest income of $50.0 million for 2019 is an increase of $2.8 million, or 5.9%, over 2018.
•	Noninterest income of $5.4 million for 2019 is an increase of $891,000, or 20.0%.
•	Noninterest expenses increased by $852,000, or 2.4%.
•	Return on average assets was 1.11% and return on average equity was 10.63% for 2019.

Income Statement- Three Months ended December 31, 2019 compared with Three Months ended December 31, 2018

•	Net income of $4.0 million for the fourth quarter of 2019 is an increase year-over-year of $688,000, or 20.5%.
•	Interest and dividend income increased $769,000, or 5.0%, in the fourth quarter of 2019 over the same period in 2018, led by interest and fees on loans, which increased $1.1 million, or 9.3%.
•	Noninterest income increased by $294,000, or 27.1%.
•	Noninterest expenses decreased by $365,000, or 4.0%.
•	Net interest margin has remained stable and was 3.74% in the fourth quarter of 2019 compared with 3.78% for the same period in 2018.

Balance Sheet- December 31, 2019 compared with December 31, 2018

•	Loans grew $64.6 million, or 6.5%, from $993.7 million at December 31, 2018 to $1.058 billion at December 31, 2019.
•	Noninterest bearing deposits grew $13.5 million, or 8.2%, year-over-year and totaled $178.6 million, representing 15.3% of total deposits, an increase from 14.2% one year ago.
•	Growth in noninterest bearing deposits enabled the Bank to lower time deposits by $17.2 million, or 2.8%.
•	The ratio of loans-to-deposits increased from 88.6% at December 31, 2018 to 93.8% at December 31, 2019.
•	Shareholders’ equity increased by $18.0 million, or 13.1%, year-over-year.
•	The ratio of nonperforming assets to loans and other real estate at December 31, 2019 was 0.92% versus 1.07% one year prior.
•	The ratio of the allowance for loan losses to nonaccrual loans at December 31, 2019 was 159.28% versus 94.57% one year ago.

MANAGEMENT COMMENTS

Rex L. Smith, III, President and Chief Executive Officer, stated, “I am pleased with the overall results of both the fourth quarter and the full year 2019, particularly the 14.7% growth in net income.   The increase in net income was fueled by several strategic initiatives that included better loan yields, higher fee income from the increase in transaction accounts as well as better than expected results for mortgage and investment sales income.  Additionally, we were able to hold noninterest expense to less than a 2.5% increase including a large onetime expense for taxes related to bringing our largest non-performing loan into OREO in the third quarter.”

Smith added, “Loan growth for the fourth quarter was solid at 2.3%, which is 9.2% annualized, and the pipeline for the first quarter of 2020 is very strong. Credit quality remains strong and the pipeline is diversified by loan type as well as spread across our geographic footprint.”

Smith concluded, “We continue to emphasize key metrics that will enhance shareholder returns.  This includes ways to leverage our capital, as shown most recently in the increase in our common stock dividend and a new stock repurchase program.  Our markets are large and diverse, which will allow us to continue our controlled growth strategy and sustained strong earnings per share growth in 2020.”

RESULTS OF OPERATIONS

Overview

Linked Quarter Basis

Two separate items of note that impact comparative results occurred during the third quarter of 2019. The first item was, a $1.1 million payoff of a loan within the PCI portfolio. The PCI portfolio contains six separate pools, two of which, due to the uncertain nature of the cash flows, have no carrying value. This $1.1 million payoff was in one of those pools, the Acquisition, Development and Construction (ADC) pool, resulting in the entire payment being interest income. The other item was the migration of a $4.0 million nonperforming loan, charged down by $200,000 and moved into the other real estate owned (OREO) category at $3.8 million. As a part of this transaction, the Bank paid delinquent real estate taxes in the amount of $624,000 on this property, all of which was expensed in the third quarter of 2019.

Net income of $4.0 million for the fourth quarter of 2019 was a linked quarter decrease of $568,000, or 12.3%, compared with net income of $4.6 million for the third quarter of 2019. Earnings per common share were $0.18, basic and fully diluted, in the fourth quarter of 2019 compared with $0.21 basic and $0.20 fully diluted for the quarter ended September 30, 2019. The decrease in net income on a linked quarter basis was primarily attributable to a decrease of $1.2 million, or 6.8%, in interest income, driven by the payoff in the PCI portfolio. Also affecting net income on a linked quarter basis was a decrease of $133,000 in noninterest income and an increase of $200,000 in provision for loan losses. Offsetting these decreases to net income was a reduction of $177,000 in interest expense, a reduction of $562,000 in noninterest expenses, as noted above, and a reduction of $209,000 in income tax expense.

Yearly Comparison 2019 versus 2018

Net income was $15.7 million for the year ended December 31, 2019 compared with $13.7 million for the same period in 2018. This is an increase of $2.0 million, or 14.7%. Interest and dividend income increased by $6.2 million, or 10.5%, and noninterest income increased by $891,000, or 20.0%. Offsetting these increases to net income were increases of $3.4 million, or 28.5%, in interest expense, $852,000, or 2.4%, in noninterest expense, $325,000 in provision for loan losses and $467,000 in income tax expense. Earnings per common share were $0.71 basic and $0.70 fully diluted for 2019 compared with $0.62 basic and $0.61 fully diluted for 2018.

Year-Over-Year Quarter

Net income of $4.0 million for the fourth quarter of 2019 was an increase of $688,000, or 20.5%, compared with fourth quarter 2018 net income of $3.4 million. Interest and dividend income increased by $769,000, or 5.0%, in the fourth quarter of 2019 compared with the same period in 2018, driven by interest and fees on loans, which increased $1.1 million. Noninterest income increased by $294,000, or 27.1%, year-over-year, and there was a reduction of $365,000 in noninterest expenses. Offsetting these increases to net income was an increase of $449,000, or 13.1%, in interest expense, an increase of $200,000 in provision for loan losses and an increase of $91,000 in income tax expense.

2

The following table presents summary income statements for the three months ended December 31, 2019, September 30, 2019 and December 31, 2018 and the year ended December 31, 2019 and December 31, 2018.

SUMMARY INCOME STATEMENT
(Unaudited)
(Dollars and shares in thousands)	For the three months ended			For the year ended
	31-Dec-19	30-Sep-19	31-Dec-18	31-Dec-19	31-Dec-18
Interest income	$16,277	$17,460	$15,508	$65,449	$59,241
Interest expense	3,864	4,041	3,415	15,492	12,054
Net interest income	12,413	13,419	12,093	49,957	47,187
Provision for loan losses	200	-	-	325	-
Net interest income after provision for loan losses	12,213	13,419	12,093	49,632	47,187
Noninterest income	1,378	1,511	1,084	5,354	4,463
Noninterest expense	8,668	9,230	9,033	35,729	34,877
Income before income taxes	4,923	5,700	4,144	19,257	16,773
Income tax expense	878	1,087	787	3,552	3,085
Net income	$4,045	$4,613	$3,357	$15,705	$13,688

EPS Basic	$0.18	$0.21	$0.15	$0.71	$0.62
EPS Diluted	$0.18	$0.20	$0.15	$0.70	$0.61
Fully Diluted share count	22,696	22,561	22,547	22,531	22,569

Return on average assets, annualized	1.14%	1.29%	0.98%	1.11%	1.01%
Return on average equity, annualized	10.42%	12.24%	10.01%	10.63%	10.59%

Net Interest Income

Linked Quarter Basis

Net interest income was $12.4 million for the quarter ended December 31, 2019 compared with $13.4 million for the quarter ended September 30, 2019. The decrease of $1.0 million was mainly attributable to the $1.1 million PCI loan payoff in the third quarter.

Interest and dividend income on a linked quarter basis decreased $1.2 million, or 6.8%, to $16.3 million for the fourth quarter of 2019. Interest income with respect to loans, excluding PCI loans, increased $118,000, or 0.9%, during the fourth quarter when compared with the third quarter of 2019. The yield on loans remained constant at 5.04% in each of the third and fourth quarters of 2019. Interest income with respect to PCI loans was $1.2 million in the fourth quarter of 2019 and $2.3 million in the third quarter of 2019. The increase in income in the PCI portfolio in the third quarter was driven by the $1.1 million loan payoff. Interest income on securities decreased $128,000 on a linked quarter basis as the average balance on the portfolio declined $16.0 million.

Securities income equaled $1.8 million on a tax-equivalent basis for the fourth quarter of 2019 compared with $1.9 million in the third quarter of 2019, a decrease of $136,000. The tax-equivalent yield on the securities portfolio was 3.15% in the fourth quarter of 2019 compared with a tax-equivalent yield of 3.17% in the third quarter of 2019. Tax-exempt securities balances declined by $3.5 million, on average, during the fourth quarter of 2019. Call activity has increased in both taxable and tax-exempt securities due to the current rate environment, and $6.8 million in municipal bonds were called during the fourth quarter of 2019. This is having a negative impact on the yield realized on the portfolio.

The combination of various tax-equivalent yields within the asset mix resulted in a yield on earning assets of 4.90% for the fourth quarter of 2019 compared with 5.23% in the third quarter of 2019. The receipt of cash basis income on the PCI portfolio, due to improved economic conditions, subsequent to the acquisition date in 2009, has resulted in better than forecasted performance and may produce recurring but unpredictable income over the remaining life of these loans. Excluding the $1.1 million payment in the third quarter, the yield on the PCI portfolio would have been 13.82% compared with the actual yield of 26.07%. The yield on earning assets would have been 4.90% in the third quarter compared with the actual yield of 5.23%. The yield on earning assets in the fourth quarter was 4.90%.

Interest expense of $3.9 million in the fourth quarter of 2019 reflected a decrease of $177,000, or 4.4%, on a linked quarter basis. Interest on deposits decreased $183,000, or 4.9%. Interest on borrowed funds increased $6,000, or 1.7%. Average interest bearing deposits decreased by $16.6 million, or 1.6%. The cost of interest bearing deposits decreased from 1.45% in the third quarter of 2019 to 1.40% in the fourth quarter of 2019. Decreased rates paid on interest bearing deposits and on short-term borrowings resulted in a decrease in the cost of interest bearing liabilities from 1.49% in the third quarter of 2019 to 1.43% in the fourth quarter of 2019.

3

The interest spread, which is reflective of the yield on earning assets less the cost of interest bearing liabilities, was 3.47% in the fourth quarter of 2019. This compares with an interest spread of 3.74% in the third quarter. Excluding the PCI payment, the interest spread would have been 3.41% in the third quarter. The net interest margin was 3.74% in the fourth quarter of 2019. The net interest margin was 4.02% in the third quarter of 2019 and, excluding the PCI payment, would have been 3.70%.

Yearly Comparison 2019 versus 2018

Net interest income was $50.0 million for 2019, or an increase of $2.8 million, or 5.9%, when comparing 2018 and 2019. Net interest income on a tax-equivalent basis was $50.4 million for 2019 compared with $47.8 million for 2018, an increase of $2.6 million. The yield on earning assets was 4.99% for 2019 compared with 4.71% for 2018. Interest and fees on loans of $51.6 million in 2019 was an increase of $5.3 million compared with $46.3 million for 2018. Interest and fees on PCI loans, including the $1.1 million ADC payment, increased $820,000 over this same time frame. For 2019 compared with 2018, securities income increased $31,000. On a tax-equivalent basis, the change was a decrease of $124,000. The average balance of tax-exempt securities declined $20.3 million, thus reducing the benefit received on a tax-equivalent basis on these securities. The tax-equivalent yield on the portfolio increased and was 3.23% for 2019 compared with 3.15% for 2018.

Interest expense of $15.5 million represented an increase of $3.4 million, or 28.5%, in 2019 compared with 2018. Average interest bearing liabilities increased $15.1 million, or 1.4%. However, the cost of interest bearing liabilities increased from 1.13% for 2018 to 1.44% for 2019. Driving the increase was growth of $46.3 million, or 8.0%, in the average balance of time deposits, from $581.6 million for 2018 to $627.9 million for 2019. This growth in time deposits, as a result of higher rates, came partly from a shift away from savings and money market accounts, which experienced a decline of $8.8 million in average balances between the comparison periods. Additionally, time deposit growth included a shift out of FHLB and other borrowings, which reflected an average balance decline of $25.3 million, or 27.8%, over the two comparison periods.

The tax-equivalent net interest margin was 3.82% for 2019 compared with 3.76% for 2018. The yield on earning assets increased by 28 basis points over this time frame. The competition for funding, however, pushed the cost of interest bearing liabilities up 31 basis points, from 1.13% to 1.44%. The net interest spread was 3.55% for 2019 and 3.58% for 2018. The net interest margin of 3.82% for 2019 was an increase from 3.76% for 2018. The net interest margin has been enhanced by year-over-year growth in the average balance of noninterest bearing deposits of $19.2 million, or 12.4%, and in shareholders’ equity of $18.5 million, or 14.3%.

Year-Over-Year Quarter

Net interest income increased $320,000, or 2.6%, from the fourth quarter of 2018 to the fourth quarter of 2019. Net interest income was $12.4 million in the fourth quarter of 2019 compared with $12.1 million for the same period in 2018. Interest and fees on loans increased by $1.1 million, or 9.3%, year-over-year, and was $13.3 million for the fourth quarter of 2019. Interest and fees on PCI loans of $1.2 million was a decrease of $120,000, or 9.3%. The average balance of loans, excluding PCI loans, was $1.047 billion for the fourth quarter of 2019, an increase of $71.6 million, or 7.3%, from the fourth quarter of 2018. The yield on loans also increased nine basis points year-over-year, from 4.95% in the fourth quarter of 2018 to 5.04% in the fourth quarter of 2019.

Interest income on securities of $1.7 million for the fourth quarter of 2019 was a year-over-year decrease of $234,000. Interest income on securities, on a tax-equivalent basis, was $1.8 million in the fourth quarter of 2019, which was a decrease of $282,000 compared with the fourth quarter of 2018. This decrease was driven both by average balance and yield. The average balance of the securities portfolio decreased $23.0 million year over year. Additionally, on a tax-equivalent basis, the yield on investment securities decreased from 3.31% in the fourth quarter of 2018 to 3.15% in the fourth quarter of 2019.

Interest expense increased $449,000, or 13.1%, when comparing the fourth quarter of 2019 and the fourth quarter of 2018. Interest expense on deposits increased $455,000, or 14.9%, even though the average balance of interest bearing deposits declined $3.5 million. The increase in deposit cost was driven by an increase in rates paid on interest bearing deposits. The cost of interest bearing deposits increased from 1.22% in the fourth quarter of 2018 to 1.40% in the fourth quarter of 2019. FHLB and other borrowings increased, on average, $3.8 million year-over-year, which was more than offset by a decrease in the rate paid, from 2.08% in the fourth quarter of 2018 to 1.82% in the fourth quarter of 2019. Overall, the Bank’s cost of interest bearing liabilities increased 16 basis points, from 1.27% in the fourth quarter of 2018 to 1.43% in the fourth quarter of 2019.

The tax-equivalent net interest margin decreased four basis points, from 3.78% in the fourth quarter of 2018 to 3.74% in the fourth quarter of 2019. Likewise, the interest spread decreased from 3.57% to 3.47% over the same time period.  The margin declined less than the decrease in spread as a result of an increase in the average balances in noninterest bearing deposits of $22.1 million and shareholders’ equity of $21.2 million.

4

The following table compares the Company's net interest margin, on a tax-equivalent basis, for the three months ended December 31, 2019, September 30, 2019, December 31, 2018 and the year ended December 31, 2019 and December 31, 2018.

NET INTEREST MARGIN
(Unaudited)
(Dollars in thousands)	For the three months ended
	31-Dec-19	30-Sep-19	31-Dec-18
Average interest earning assets	$1,326,184	$1,332,698	$1,283,502
Interest income	$16,277	$17,460	$15,508
Interest income - tax-equivalent	$16,364	$17,555	$15,643
Yield on interest earning assets	4.90%	5.23%	4.84%
Average interest bearing liabilities	$1,069,709	$1,012,234	$1,066,139
Interest expense	$3,864	$4,041	$3,415
Cost of interest bearing liabilities	1.43%	1.49%	1.27%
Net interest income	$12,213	$13,419	$12,093
Net interest income - tax-equivalent	$12,500	$13,514	$12,228
Interest spread	3.47%	3.74%	3.57%
Net interest margin	3.74%	4.02%	3.78%

	For the year ended
	31-Dec-19	31-Dec-18
Average interest earning assets	$1,320,073	$1,269,683
Interest income	$65,449	$59,241
Interest income - tax-equivalent	$65,869	$59,816
Yield on interest earning assets	4.99%	4.71%
Average interest bearing liabilities	$1,077,701	$1,062,619
Interest expense	$15,492	$12,054
Cost of interest bearing liabilities	1.44%	1.13%
Net interest income	$49,632	$47,187
Net interest income - tax-equivalent	$50,377	$47,762
Interest spread	3.55%	3.58%
Net interest margin	3.82%	3.76%

Provision for Loan Losses

The Company records a separate provision for loan losses for its loan portfolio, excluding PCI loans, and the PCI loan portfolio. There was a $200,000 provision for loan losses on the loan portfolio, excluding PCI loans, during the fourth quarter of 2019 compared with no provision for loan losses in the third quarter of 2019 and no provision in the fourth quarter of 2018. For the year ended December 31, 2019, there was a provision for loan losses of $325,000 compared with no provision for loan losses for the year ended December 31, 2018. The provision recognized in the fourth quarter of 2019 was due to loan growth of $23.8 million, or 2.3%, during the quarter and an uptick in delinquencies less than 90 days past due and still accruing interest. There was no provision for loan losses on the PCI loan portfolio during 2019 or 2018. Additional discussion of loan quality is presented below.

Noninterest Income

Linked Quarter Basis

Noninterest income was $1.4 million for the fourth quarter of 2019, a decrease of $133,000 compared with the third quarter of 2019. Gain/(loss) on securities transactions, net decreased $89,000 during the fourth quarter of 2019 versus the third period of 2019. Mortgage loan income of $148,000 in the fourth quarter of 2019 was a decrease of $28,000 compared with the third quarter of 2019. Also, other noninterest income of $320,000 was a decrease of $26,000 compared with the prior quarter. The linked quarter decrease was partially the result of income from life insurance proceeds of $120,000 recognized in the third quarter of 2019 offset by dividend income of $52,000 received in the fourth quarter of 2019. Gain on sale of loans of $104,000 was recognized in the fourth quarter of 2019 compared with no gain on sale of loans the prior quarter.

5

Yearly Comparison 2019 versus 2018

Noninterest income was $5.4 million for 2019, an increase of $891,000, or 20.0%, compared with $4.5 million for 2018. Service charges and fees, driven by an increase in deposits, were $2.8 million for 2019, an increase of $321,000 compared with the same period in 2018. Other noninterest income was $1.1 million for 2019, an increase of $353,000 versus 2018. The 2019 period benefited from the receipt of life insurance proceeds of $120,000, dividends on an equity investment of $159,000, compared with $30,000 in 2018, and swap fee income of $87,000. Mortgage loan income of $486,000, driven by low interest rates and refinance activity, increased by $167,000 in 2019 compared with the same period in 2018. Gain on securities transactions, net was $235,000 in 2019 compared with $70,000 for 2018. Gain on sale of loans declined by $14,000 in 2019 compared with 2018.

Year-Over-Year Quarter

Noninterest income increased $294,000, or 27.1%, and was $1.4 million in the fourth quarter of 2019 compared with $1.1 million for the fourth quarter of 2018. Other noninterest income increased by $131,000, driven by life insurance proceeds of $120,000, an increase in equity investment dividends of $45,000, and swap fee income of $52,000. Mortgage loan income of $148,000 was an increase of $117,000 over the same period one year earlier. Service charges and fees were $757,000 in the fourth quarter of 2019 and increased $65,000 year-over-year. Gain on sale of loans increased by $14,000 in the fourth quarter of 2019 compared with the same period in 2018. Losses on securities transactions were $39,000 in the fourth quarter of 2019 compared with losses of $12,000 for the same period in 2018.

Noninterest Expenses

Linked Quarter Basis

Noninterest expenses totaled $8.7 million for the fourth quarter of 2019, as compared with $9.2 million for the third quarter of 2019, a decrease of $562,000, or 6.1%. Other real estate expenses, net decreased by $509,000, affected by $624,000 in delinquent real estate taxes paid by the Bank in the third quarter to take title to a past due loan that was moved to OREO. Other operating expenses decreased $147,000 on a linked quarter basis and were $1.4 million in the fourth quarter of 2019. Equipment expenses declined $45,000 on a linked quarter basis and were $332,000 in the fourth quarter of 2019. Offsetting decreases to noninterest expenses was an increase of $191,000 in salaries and employee benefits, which were $5.5 million for the fourth quarter of 2019.

Yearly Comparison 2019 versus 2018

Noninterest expenses were $35.7 million for 2019, as compared with $34.9 million for 2018. This is an increase of $852,000, or 2.4%. Other real estate expenses, net increased $605,000 and were $718,000 for 2019, compared with $113,000 for 2018. The major cause for the increase was the payment of $624,000 in past due taxes noted above. Occupancy expenses increased $265,000 in 2019 compared with 2018 and were $3.5 million. Data processing fees increased $207,000, or 9.8% and were $2.3 million for 2019. Other operating expenses increased $223,000 and were $6.0 million for 2019. Offsetting these increases, the FDIC assessment decreased $480,000 for 2019 compared with the same period in 2018.

Year-Over-Year Quarter

Noninterest expenses were $8.7 million in the fourth quarter of 2019 and decreased $365,000, or 4.0%, compared with 2018. FDIC assessment decreased $197,000 and were $177,000 in the fourth quarter of 2018 and a credit of $20,000 for the fourth quarter of 2019. Salaries and employee benefits of $5.5 million in the fourth quarter of 2019 decreased $100,000 compared with the same period in 2019. Data processing expenses were $588,000 in the fourth quarter of 2019 and decreased by $67,000 compared with the same period in 2018. Equipment expenses decreased $42,000 year-over-year and were $332,000 in the fourth quarter of 2019. Occupancy expenses of $791,000 in the fourth quarter of 2019 were a decrease of $36,000 from the fourth quarter of 2018. Other operating expenses decreased $24,000 year-over-year and were $1.4 million in the fourth quarter of 2019. Offsetting these decreases to noninterest expenses was an increase in other real estate expenses, net by $101,000, as such expenses were $56,000 for the fourth quarter of 2019.

6

The following table compares the Company's other operating expenses included in noninterest expenses for the three months ended December 31, 2019, September 30, 2019, December 31, 2018 and the year ended December 31, 2019 and December 31, 2018.

OTHER OPERATING EXPENSES
(Unaudited)
(Dollars in thousands)	For the three months ended
	31-Dec-19	30-Sep-19	31-Dec-18
Bank franchise tax	$220	$220	$179
Stationery, printing and supplies	155	152	163
Marketing expense	89	117	146
Credit expense	86	229	128
Outside vendor fees	223	152	177
Other expenses	668	718	672
Total other operating expenses	$1,441	$1,588	$1,465

	For the year ended
	31-Dec-19	31-Dec-18
Bank franchise tax	$880	$574
Stationery, printing and supplies	625	586
Marketing expense	526	613
Credit expense	617	501
Outside vendor fees	673	631
Other expenses	2,705	2,898
Total other operating expenses	$6,026	$5,803

Income Taxes

Income tax expense was $878,000 for the three months ended December 31, 2019, compared with income tax expense of $1.1 million for the third quarter of 2019 and $787,000 for the fourth quarter of 2018. For the year ended December 31, 2019, income tax expense was $3.6 million compared with $3.1 million for 2018. The effective tax rate for the fourth quarter of 2019 was 17.8% versus 19.1% for the third quarter of 2019 and 19.0% in the fourth quarter of 2018. The effective tax rate was 18.4% for each of the years ended December 31, 2019 and 2018.

FINANCIAL CONDITION

Total assets increased $38.1 million, or 2.7%, during 2019 to $1.431 billion at December 31, 2019. Total loans, excluding PCI loans, were $1.058 billion at December 31, 2019, increasing $64.6 million, or 6.5%, from year end 2018.  Total PCI loans were $32.5 million at December 31, 2019 versus $38.3 million at year end 2018.

Construction and land development loans increased by the largest dollar amount during 2019, $26.2 million, or 21.7%, and were $146.6 million at December 31, 2019, or 13.9% of total loans. Commercial mortgage loans, the largest category of loans, grew by $17.0 million during 2019 and were $396.9 million at December 31, 2019, or 37.5% of total loans. Multifamily loans grew by $13.4 million during 2019 and were $73.0 million, or 6.9% of total loans. Residential 1 – 4 family loans grew $7.3 million during 2019 and were $223.5 million, or 21.1% of total loans at year end 2019. Commercial loans, 18.1% of total loans, were $191.2 million at December 31, 2019 and grew by $2.5 million during 2019.

7

The following table shows the composition of the Company's loan portfolio, excluding PCI loans, at December 31, 2019, September 30, 2019 and December 31, 2018.

LOANS (excluding PCI loans)
(Unaudited)
(Dollars in thousands)	31-Dec-19		30-Sep-19		31-Dec-18
	Amount	% of Loans	Amount	% of Loans	Amount	% of Loans
Mortgage loans on real estate:
Residential 1-4 family	$223,538	21.12%	$222,003	21.46%	$216,268	21.77%
Commercial	396,858	37.50	393,064	38.00	379,904	38.23
Construction and land development	146,566	13.85	130,977	12.66	120,413	12.12
Second mortgages	6,639	0.63	6,384	0.62	6,778	0.68
Multifamily	72,978	6.90	73,774	7.13	59,557	5.99
Agriculture	8,346	0.79	9,457	0.91	8,370	0.84
Total real estate loans	854,925	80.79	835,659	80.78	791,290	79.63
Commercial loans	191,183	18.06	185,999	17.98	188,722	18.99
Consumer installment loans	11,163	1.05	11,883	1.15	12,048	1.21
All other loans	1,052	0.10	981	0.09	1,645	0.17
Gross loans	1,058,323	100.00%	1,034,522	100.00%	993,705	100.00%
Allowance for loan losses	(8,429)		(8,393)		(8,983)
Loans, net of unearned income	$1,049,894		$1,026,129		$984,722

The Company’s securities portfolio, excluding restricted equity securities, decreased $26.1 million, or 10.5%, since year end 2018, to $222.7 million at December 31, 2019. State, county and municipal bonds, 55.8% of total securities, decreased $20.3 million during the year and totaled $124.3 million at December 31, 2019. Gains on securities transactions, net totaled $235,000 during 2019 compared with $70,000 in 2018. The Company actively manages the portfolio to improve its liquidity and maximize the return within the desired risk profile.

The Company had cash and cash equivalents of $28.7 million at December 31, 2019 compared with $34.2 million at December 31, 2018. There were federal funds purchased of $24.4 million at December 31, 2019 and $19.4 million at December 31, 2018. Interest bearing bank deposits were $11.7 million at December 31, 2019 compared with $15.9 million at December 31, 2018. Cash and due from banks was $17.0 million at December 31, 2019 compared with $18.3 million at December 31, 2018.

The following table shows the composition of the Company's securities portfolio, excluding restricted equity securities, at December 31, 2019, September 31, 2018 and December 31, 2018.

SECURITIES PORTFOLIO
(Dollars in thousands)	31-Dec-19		30-Sep-19		31-Dec-18
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities Available for Sale
U.S. Treasury issue	$-	$-	$7,991	$7,957	$13,460	$13,124
U.S. Government agencies	22,104	21,936	23,098	22,955	24,689	24,609
State, county, and municipal	95,467	98,592	90,806	94,670	112,465	112,542
Mortgage backed securities	48,045	48,740	46,798	47,794	46,877	46,417
Asset backed securities	11,637	11,604	10,703	10,708	5,342	5,411
Corporate	6,016	6,097	6,011	6,075	4,685	4,623
Total securities available for sale	$183,269	$186,969	$185,407	$190,159	$207,518	$206,726

	31-Dec-19		30-Sep-19		31-Dec-18
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities Held to Maturity
U.S. Government agencies	$10,000	$9,988	$10,000	$9,964	$10,000	$9,790
State, county, and municipal	25,733	26,645	28,213	29,167	32,108	32,463
Mortgage backed securities	-	-	-	-	-	-
Total securities held to maturity	$35,733	36,633	$38,213	$39,131	$42,108	$42,253

8

Interest bearing deposits at December 31, 2019 were $984.9 million, a decrease of $15.0 million, or 1.5%, from December 31, 2018. Time deposits over $250,000 declined by $9.5 million and were $119.5 million at December 31, 2019. Time deposits less than or equal to $250,000 decreased $7.7 million and totaled $477.5 million at December 31, 2019. Money market deposit accounts, $120.8 million at December 31, 2019, decreased by $6.1 million during 2019. Offsetting these decreases to interest bearing deposits was an increase of $4.6 million in NOW accounts and an increase of $3.7 million in savings accounts.

The following table compares the mix of interest bearing deposits at December 31, 2019, September 30, 2019, June 30, 2019 and December 31, 2018.

INTEREST BEARING DEPOSITS
(Unaudited)
(Dollars in thousands)
	31-Dec-19	30-Sep-19	30-Jun-19	31-Dec-18
NOW	$170,532	$147,639	$163,224	$165,946
MMDA	120,841	130,263	130,720	126,933
Savings	96,570	96,388	94,508	92,910
Time deposits less than or equal to $250,000	477,461	483,745	508,598	485,155
Time deposits over $250,000	119,460	136,206	138,759	128,945
Total interest bearing deposits	$984,864	$994,241	$1,035,809	$999,889

FHLB borrowings were $68.5 million at December 31, 2019, compared with $59.4 million at December 31, 2018.

Shareholders’ equity was $155.5 million at December 31, 2019, an increase of $18.0 million, or 13.1%, from shareholders’ equity of $137.5 million at December 31, 2018. Shareholders’ equity to assets was 10.9% at December 31, 2019 compared with 9.9% at December 31, 2018.

Asset Quality – non-covered assets

The allowance for loan losses equaled 159.3% of nonaccrual loans at December 31, 2019, compared with 146.1% at September 30, 2019, 79.85% at June 30, 2019 and 94.6% at December 31, 2018. The ratio of nonperforming assets to loans and OREO was 0.92% at December 31, 2019, 1.01% at September 30, 2019, 1.17% at June 30, 2019 and 1.07% at December 31, 2018.

The following table reconciles the activity in the Company's non-PCI allowance for loan losses, by quarter, for the past five quarters.

ALLOWANCE FOR LOAN LOSSES
(Unaudited)
(Dollars in thousands)	2019				2018
	Fourth	Third	Second	First	Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter
Allowance for loan losses:
Beginning of period	$8,393	$8,819	$8,661	$8,983	$8,993
Provision for loan losses	200	-	125	-	-
Net (charge-offs) recoveries	(164)	(426)	33	(322)	(10)
End of period	$8,429	$8,393	$8,819	$8,661	$8,983

The following table sets forth selected asset quality data, excluding PCI loans, and ratios for the dates indicated.

ASSET QUALITY (excluding PCI loans)
(Unaudited)
(Dollars in thousands)	2019				2018
	31-Dec-19	30-Sep-19	30-Jun-19	31-Mar-19	31-Dec-18
Nonaccrual loans	$5,292	$5,746	$11,045	$10,990	$9,500
Total nonperforming loans	5,292	5,746	11,045	10,990	9,500
Other real estate owned	4,527	4,740	983	1,225	1,099
Total nonperforming assets	$9,819	$10,486	$12,028	$12,215	$10,599

Allowance for loan losses to loans	0.80%	0.81%	0.86%	0.87%	0.90%
Allowance for loan losses to nonaccrual loans	159.28	146.10	79.85	78.81	94.57
Nonperforming assets to loans and other real estate	0.92	1.01	1.17	1.22	1.07
Net charge-offs/(recoveries) for quarter to average loans, annualized	0.06%	0.16%	(0.01)%	0.13%%	0.00%

9

A further breakout of nonaccrual loans, excluding PCI loans, at December 31, 2019, September 30, 2018 and December 31, 2018 is below.

NONACCRUAL LOANS (excluding PCI loans)
(Unaudited)
(Dollars in thousands)
	31-Dec-19	30-Sep-19	31-Dec-18
Mortgage loans on real estate:
Residential 1-4 family	$1,378	$1,349	$1,257
Commercial	1,006	1,059	2,123
Construction and land development	376	406	4,571
Multi-family	2,463	2,494	-
Total real estate loans	$5,223	$5,308	$7,951
Commercial loans	62	431	1,549
Consumer installment loans	7	7	-
Gross loans	$5,292	$5,746	$9,500

Capital Requirements

The Bank’s ratio of total risk-based capital was 13.9% at December 31, 2019 compared with 13.3% at December 31, 2018. The tier 1 risk-based capital ratio was 13.2% at December 31, 2019 and 12.6% at December 31, 2018. The Bank’s tier 1 leverage ratio was 11.0% at December 31, 2019 and 10.2% at December 31, 2018.  All capital ratios exceed regulatory minimums to be considered well capitalized. BASEL III introduced the common equity tier 1 capital ratio, which was 13.2% at December 31, 2019 and 12.6% at December 31, 2018.

Earnings Conference Call and Webcast

The Company will host a conference call for interested parties on Friday, January 24, 2020, at 10:00 a.m. Eastern Time to discuss the fourth quarter and year 2019 results. The public is invited to listen to this conference call by dialing 866-374-8379 at least five minutes prior to the call.  Interested parties may also listen to this conference call through the internet by accessing the “Corporate Overview – Corporate Profile” page of the Company’s internet site at www.cbtrustcorp.com.

A replay of the conference call will be available from 12:00 noon Eastern Time on January 24, 2020 until 9:00 a.m. Eastern Time on February 14, 2020. The replay will be available by dialing 877-344-7529 and entering access code 10138188 or through the internet by accessing the “Corporate Overview – Corporate Profile” page of the Company’s internet site at www.cbtrustcorp.com.

About Community Bankers Trust Corporation and Essex Bank

Community Bankers Trust Corporation is the holding company for Essex Bank, a Virginia state bank with 24 full-service offices, 18 of which are in Virginia and six of which are in Maryland. The Bank also operates two loan production offices.

Additional information on the Bank is available on the Bank’s website at www.essexbank.com. For information on Community Bankers Trust Corporation, please visit its website at www.cbtrustcorp.com.

10

Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements with respect to the Company’s operations, performance, future strategy and goals. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in the following: the quality or composition of the Company’s loan or investment portfolios, including collateral values and the repayment abilities of borrowers and issuers; assumptions that underlie the Company’s allowance for loan losses; general economic and market conditions, either nationally or in the Company’s market areas; the interest rate environment; competitive pressures among banks and financial institutions or from companies outside the banking industry; real estate values; the demand for deposit, loan and investment products and other financial services; the demand, development and acceptance of new products and services; the performance of vendors or other parties with which the Company does business; time and costs associated with de novo branching, acquisitions, dispositions and similar transactions; the realization of gains and expense savings from acquisitions, dispositions and similar transactions; consumer profiles and spending and savings habits; levels of fraud in the banking industry; the level of attempted cyber-attacks in the banking industry; the securities and credit markets; costs associated with the integration of banking and other internal operations; the soundness of other financial institutions with which the Company does business; inflation; technology; and legislative and regulatory requirements. Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and other reports filed from time to time by the Company with the Securities and Exchange Commission. This press release speaks only as of its date, and the Company disclaims any duty to update the information in it.

Contact: Bruce E. Thomas

Executive Vice President/Chief Financial Officer

Community Bankers Trust Corporation

804-934-9999

11

COMMUNITY BANKERS TRUST CORPORATION
CONSOLIDATED BALANCE SHEETS
UNAUDITED
(Dollars in thousands, except per share data)
	31-Dec-19	30-Sep-19	31-Dec-18
Assets
Cash and due from banks	$16,976	$23,056	$18,292
Interest bearing bank deposits	11,708	13,742	15,927
Total cash and cash equivalents	28,684	36,798	34,219

Securities available for sale, at fair value	186,969	190,159	206,726
Securities held to maturity, at cost	35,733	38,213	42,108
Equity securities, restricted, at cost	8,855	8,929	7,800
Total securities	231,557	237,301	256,634

Loans held for resale	501	-	146

Loans	1,058,323	1,034,522	993,705
Purchased credit impaired (PCI) loans	32,528	33,958	38,285
Allowance for loan losses	(8,429)	(8,393)	(8,983)
Allowance for loan losses – PCI loans	(156)	(156)	(156)
Net loans	1,082,266	1,059,931	1,022,851

Bank premises and equipment, net	29,472	29,713	31,488
Bank premises and equipment held for sale	1,589	1,589	1,252
Leased assets	6,472	6,709	-
Other real estate owned, net	4,527	4,740	1,099
Bank owned life insurance	29,340	29,161	28,834
Other assets	16,849	16,739	16,627
Total assets	$1,431,257	$1,422,681	$1,393,150

Liabilities
Deposits:
Noninterest bearing	$178,584	$183,000	$165,086
Interest bearing	984,864	994,241	999,889
Total deposits	1,163,448	1,177,241	1,164,975

Federal funds purchased	24,437	71	19,440
Federal Home Loan Bank borrowings	68,500	73,667	59,447
Trust preferred capital notes	4,124	4,124	4,124
Lease liabilities	6,737	6,967	-
Other liabilities	8,532	7,973	7,703
Total liabilities	1,275,778	1,270,043	1,255,689

Shareholders' Equity
Common stock (200,000,000 shares authorized $0.01 par value; 22,422,621, 22,335,411 and 22,132,304 shares issued and outstanding, respectively)	224	223	221
Additional paid in capital	150,728	150,264	148,763
Retained earnings (deficit)	2,562	(586)	(10,244)
Accumulated other comprehensive income (loss)	1,965	2,737	(1,279)
Total shareholders' equity	155,479	152,638	137,461
Total liabilities and shareholders' equity	$1,431,257	$1,422,681	$1,393,150

12

COMMUNITY BANKERS TRUST CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED
(Dollars in thousands)
	2019	2018
Interest and dividend income
Interest and fees on loans	$51,551	$46,291
Interest and fees on PCI loans	6,042	5,222
Interest on federal funds sold	14	5
Interest on deposits in other banks	391	303
Interest and dividends on securities
Taxable	5,870	5,258
Nontaxable	1,581	2,162
Total interest and dividend income	65,449	59,241
Interest expense
Interest on deposits	14,036	10,257
Interest on borrowed funds	1,456	1,797
Total interest expense	15,492	12,054

Net interest income	49,957	47,187
Provision for loan losses	325	-
Net interest income after provision for loan losses	49,632	47,187

Noninterest income
Service charges and fees	2,831	2,510
Gain on securities transactions, net	235	70
Gain on sale of loans, net	14	118
Income on bank owned life insurance	724	735
Mortgage loan income	486	319
Other	1,064	711
Total noninterest income	5,354	4,463

Noninterest expense
Salaries and employee benefits	21,423	21,477
Occupancy expenses	3,453	3,188
Equipment expenses	1,484	1,398
FDIC assessment	296	776
Data processing fees	2,329	2,122
Other real estate expenses, net	718	113
Other operating expenses	6,026	5,803
Total noninterest expense	35,729	34,877

Income before income taxes	19,257	16,773
Income tax expense	3,552	3,085
Net income	$15,705	$13,688

13

COMMUNITY BANKERS TRUST CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED
(Dollars in thousands)	Three months ended
	31-Dec-19	30-Sep-19	30-Jun-19	31-Mar-19	31-Dec-18
Interest and dividend income
Interest and fees on loans	$13,305	$13,187	$12,640	$12,419	$12,169
Interest and fees on PCI loans	1,165	2,333	1,251	1,293	1,285
Interest on federal funds sold	-	9	5	-	4
Interest on deposits in other banks	91	87	117	96	100
Interest and dividends on securities
Taxable	1,387	1,489	1,472	1,522	1,442
Nontaxable	329	355	421	476	508
Total interest and dividend income	16,277	17,460	15,906	15,806	15,508
Interest expense
Interest on deposits	3,515	3,698	3,589	3,234	3,060
Interest on borrowed funds	349	343	317	447	355
Total interest expense	3,864	4,041	3,906	3,681	3,415

Net interest income	12,413	13,419	12,000	12,125	12,093
Provision for loan losses	200	-	125	-	-
Net interest income after provision for loan losses	12,213	13,419	11,875	12,125	12,093

Noninterest income
Service charges and fees	757	758	707	609	692
Gain (loss) on securities transactions, net	(39)	50	238	(14)	(12)
Gain on sale of loans, net	14	-	-	-	-
Income on bank owned life insurance	178	181	184	181	184
Mortgage loan income	148	176	100	62	31
Other	320	346	222	176	189
Total noninterest income	1,378	1,511	1,451	1,014	1,084

Noninterest expense
Salaries and employee benefits	5,480	5,289	5,273	5,381	5,580
Occupancy expenses	791	813	919	930	827
Equipment expenses	332	377	394	381	374
FDIC assessment	(20)	4	162	150	177
Data processing fees	588	594	579	568	655
Other real estate expenses, net	56	565	105	(8)	(45)
Other operating expenses	1,441	1,588	1,559	1,438	1,465
Total noninterest expense	8,668	9,230	8,991	8,840	9,033

Income before income taxes	4,923	5,700	4,335	4,299	4,144
Income tax expense	878	1,087	791	796	787
Net income	$4,045	$4,613	$3,544	$3,503	$3,357

14

COMMUNITY BANKERS TRUST CORPORATION

NET INTEREST MARGIN ANALYSIS

AVERAGE BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	Three months ended December 31, 2019			Three months ended September 30, 2019
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans, including fees	$1,047,069	$13,305	5.04%	$1,037,433	$13,187	5.04%
PCI loans, including fees	33,331	1,165	13.68	34,999	2,333	26.07
Total loans	1,080,400	14,470	5.31	1,072,432	15,520	5.74
Interest bearing bank balances	16,644	91	2.16	13,454	87	2.58
Federal funds sold	90	-	1.66	1,795	9	2.08
Securities (taxable)	182,887	1,387	3.03	195,401	1,489	3.05
Securities (tax exempt)(1)	46,163	416	3.60	49,616	450	3.63
Total earning assets	1,326,184	16,364	4.90	1,332,698	17,555	5.23
Allowance for loan losses	(8,513)			(8,872)
Non-earning assets	105,654			101,129
Total assets	$1,423,325			$1,424,955

LIABILITIES AND
SHAREHOLDERS’ EQUITY
Demand - interest bearing	$162,449	$88	0.22	$155,208	$85	0.22
Savings and money market	224,636	337	0.60	224,401	330	0.58
Time deposits	608,560	3,090	2.01	632,625	3,283	2.06
Total interest bearing deposits	995,645	3,515	1.40	1,012,234	3,698	1.45
Short-term borrowings	5,462	29	2.10	4,409	28	2.53
FHLB and other borrowings	68,602	320	1.82	62,079	315	1.99
Total interest bearing liabilities	1,069,709	3,864	1.43	1,078,722	4,041	1.49
Noninterest bearing deposits	183,787			181,249
Other liabilities	14,502			14,246
Total liabilities	1,267,998			1,274,217
Shareholders’ equity	155,327			150,738
Total liabilities and
shareholders’ equity	$1,423,325			$1,424,955
Net interest earnings		$12,500			$13,514
Interest spread			3.47%			3.74%
Net interest margin			3.74%			4.02%

Tax-equivalent adjustment:
Securities		86			$95

(1)	Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 21%.

15

COMMUNITY BANKERS TRUST CORPORATION

NET INTEREST MARGIN ANALYSIS

AVERAGE BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	Year ended December 31, 2019			Year ended December 31, 2018
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans, including fees	$1,023,861	$51,551	5.03%	$960,978	$46,291	4.82%
PCI loans, including fees	35,568	6,042	16.99	40,641	5,222	12.85
Total loans	1,059,429	57,593	5.44	1,001,619	51,513	5.14
Interest bearing bank balances	15,977	391	2.45	13,995	303	2.16
Federal funds sold	688	14	2.16	242	5	2.03
Securities (taxable)	188,531	5,870	3.11	178,086	5,258	2.95
Securities (tax exempt)(1)	55,448	2,001	3.61	75,741	2,737	3.61
Total earning assets	1,320,073	65,869	4.99	1,269,683	59,815	4.71
Allowance for loan losses	(8,821)			(9,198)
Non-earning assets	101,590			92,621
Total assets	$1,412,842			$1,353,106

LIABILITIES AND
SHAREHOLDERS’ EQUITY
Demand - interest bearing	$157,876	$346	0.22	$156,541	$325	0.21
Savings and money market	221,817	1,268	0.57	230,637	1,187	0.51
Time deposits	627,913	12,422	1.98	581,619	8,745	1.50
Total interest bearing deposits	1,007,606	14,036	1.39	968,797	10,257	1.06
Short-term borrowings	4,422	113	2.56	2,856	65	2.28
FHLB and other borrowings	65,673	1,343	2.04	90,966	1,732	1.90
Total interest bearing liabilities	1,077,701	15,492	1.44	1,062,619	12,054	1.13
Noninterest bearing deposits	174,163			155,003
Other liabilities	13,235			6,219
Total liabilities	1,265,099			1,223,841
Shareholders’ equity	147,743			129,265
Total liabilities and Shareholders'
equity	$1,412,842			$1,353,106
Net interest earnings		$50,377			$47,762
Interest spread			3.55%			3.58%
Net interest margin			3.82%			3.76%

Tax-equivalent adjustment:
Securities		$420			$575

(1)	Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 21%.

16

COMMUNITY BANKERS TRUST CORPORATION

NET INTEREST MARGIN ANALYSIS

AVERAGE BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	Three months ended December 31, 2019			Three months ended December 31, 2018
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans, including fees	$1,047,069	$13,305	5.04%	$975,428	$12,169	4.95%
PCI loans, including fees	33,331	1,165	13.68	38,489	1,285	13.06
Total loans	1,080,400	14,470	5.31	1,013,917	13,454	5.26
Interest bearing bank balances	16,644	91	2.16	16,761	100	2.36
Federal funds sold	90	-	1.66	725	4	2.11
Securities (taxable)	182,887	1,387	3.03	181,192	1,442	3.18
Securities (tax exempt)(1)	46,163	416	3.60	70,907	643	3.63
Total earning assets	1,326,184	16,364	4.90	1,283,502	15,643	4.84
Allowance for loan losses	(8,513)			(9,126)
Non-earning assets	105,654			94,478
Total assets	$1,423,325			$1,368,854

LIABILITIES AND
SHAREHOLDERS’ EQUITY
Demand - interest bearing	$162,449	$88	0.22	$159,645	$88	0.22
Savings and money market	224,636	337	0.60	220,391	284	0.51
Time deposits	608,560	3,090	2.01	619,116	2,688	1.72
Total interest bearing deposits	995,645	3,515	1.40	999,152	3,060	1.22
Short-term borrowings	5,462	29	2.10	2,156	15	2.74
FHLB and other borrowings	68,602	320	1.82	64,831	340	2.08
Total interest bearing liabilities	1,069,709	3,864	1.43	1,066,139	3,415	1.27
Noninterest bearing deposits	183,787			161,720
Other liabilities	14,502			6,891
Total liabilities	1,267,998			1,234,750
Shareholders’ equity	155,327			134,104
Total liabilities and
shareholders’ equity	$1,423,325			$1,368,854
Net interest earnings		$12,500			$12,228
Interest spread			3.47%			3.57%
Net interest margin			3.74%			3.78%

Tax-equivalent adjustment:
Securities		86			$135

(1)	Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 21%.

17